UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2005

OCCIDENTAL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10889 Wilshire Boulevard Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code:
(310) 208-8800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events

As previously reported in the Company’s filings, Occidental was notified last year that Petroecuador, the state oil company of Ecuador, was initiating proceedings to determine if Occidental had violated its Participation Contract for Block 15, or the Ecuadorian Hydrocarbons Law, and whether the alleged violations constitute grounds for terminating the Participation Contract. The principal allegation was an assertion that Occidental should have obtained government approval of a farmout agreement entered into in 2000.

On August 3, 2005, Carlos Pareja, the President of Petroecuador, announced that he has asked the country’s Minister of Energy and Mines to rescind Occidental’s Participation Contract for Block 15. He also announced his resignation as the President of Petroecuador, “at the government’s request.”

Under Ecuador law, the Minister of Energy and Mines would make any final decision as to whether the Occidental contract would be rescinded.

Occidental believes that it has complied with all material obligations under the Participation Contract and Ecuadorian law, and that any termination of the contract based upon the stated allegations would be unfounded and would constitute an unlawful expropriation. Occidental continues to seek a constructive dialogue with the Ecuadorian authorities and will continue to strive for an amicable resolution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: August 3, 2005	Jim A. Leonard
Jim A. Leonard, Vice President and Controller
(Principal Accounting and Duly Authorized Officer)